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                                                                    Exhibit 99.1

         FIRST AMENDMENT TO CONFIDENTIAL LICENSE AGREEMENT FOR NINTENDO
                                    GAMECUBE

THIS FIRST AMENDMENT ("First Amendment") amends that certain Confidential License Agreement for Nintendo GameCube dated March 29, 2002 between Nintendo of America Inc. ("Nintendo") and Infogrames, Inc. ("Licensee") ("Agreement").

                                    RECITALS

WHEREAS, Nintendo and Licensee entered into the Agreement

WHEREAS, Licensee notified Nintendo via letter dated March 6, 2003, in accordance with section 12.2 of the Agreement, that Licensee changed its name to Atari, Inc. for corporate branding purposes;

WHEREAS, the Agreement currently expires on March 29, 2005, and the parties now desire to extend the Term of the Agreement as set forth below.

                                    AMENDMENT

NOW, THEREFORE, the parties agree as follows:

1. The Term of the Agreement is hereby extended for an additional three (3) years. The Term of the Agreement shall now expire on March 29, 2008.

2. All references in the Agreement to Infogrames, Inc., shall be replaced by Atari, Inc., and all references to Licensee shall mean Atari, Inc.

3. All other terms and conditions of the Agreement shall remain in full force and effect. This First Amendment may be signed in counterparts, which together shall constitute one original First Amendment.

      Signatures provided by facsimile shall be the equivalent of originals.

This First Amendment shall be effective as of March 29, 2005.

IN WITNESS WHEREOF, the parties have entered into this First Amendment.

NINTENDO:                             LICENSEE:

Nintendo of America Inc.              Atari, Inc.

By: /s/ James R. Cannataro            By:  /s/ Jeffrey B. Kempler
    ------------------------               ----------------------------
Name: James R. Cannataro              Name:  Jeffrey B. Kempler
Its: EVP; Administration              Its:   Senior Vice President, Business and
                                             Legal Affairs
                                             Atari, Inc.